Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	info@rcmt.com	Bradley S. Vizi
Pennsauken, NJ 08109	www.rcmt.com	Executive Chairman
Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER RESULTS

Pennsauken, NJ – May 7, 2025 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of solutions designed to enhance the operational performance of its customers through the deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen weeks ended March 29, 2025.

RCM Technologies reported revenue of $84.5 million for the thirteen weeks ended March 29, 2025 (the current quarter), an increase of 17.4% compared to $71.9 million for the thirteen weeks ended March 30, 2024 (the comparable prior quarter). Gross profit was $22.0 million for the current quarter, a 7.9% increase compared to $20.4 million for the comparable prior quarter.  The Company experienced GAAP net income of $4.2 million, or $0.54 per diluted share, for the current quarter compared to $4.0 million, or $0.48 per diluted share, for the comparable prior quarter. The Company experienced adjusted EBITDA (non-GAAP) of $7.8 million for the current quarter, as compared to $6.8 million for the comparable prior quarter.  The Company experienced $0.63 of adjusted net income per diluted share (non-GAAP) for the current quarter as compared to $0.53 for the comparable prior quarter.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “The internals of our business continue to strengthen at an increasing rate. We believe the company is well positioned based on the thoughtful investment strategy we have deployed, and significant reductions in our share count should enhance the compounding of returns to the benefit of shareholders.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We are very pleased with our cash flow this quarter, as we generated $16.7 million in cash flow from operations and reduced our net debt by $12.0 million while retiring shares and growing earnings at a healthy clip.”

Conference Call

On Thursday, May 8, 2025, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:30 a.m. Eastern Time. The dial-in number is (888) 272-8703.

About RCM

RCM Technologies (NasdaqGM: RCMT) is a business and technology solutions provider with world-class talent in key market segments. We help design, build, and enable the Industries of Tomorrow, Today. Operating at the intersection of resources, critical infrastructure and modernization of industries, RCM is a provider of services in Health Care, Engineering, Aerospace & Defense, Process & Industrial, Life Sciences and Data & Solutions. www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, such as cash flows, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Revenue	$84,473	$71,939
Cost of services	62,495	51,572
Gross profit	21,978	20,367
Selling, general and administrative	14,971	14,199
Depreciation and amortization of property and equipment	424	287
Amortization of acquired intangible assets	-	45
Operating income	6,583	5,836
Other expense, net	698	426
Income before income taxes	5,885	5,410
Income tax expense	1,699	1,458
Net income	$4,186	$3,952

Diluted net earnings per share data	$0.54	$0.48
Diluted weighted average shares outstanding	7,741,481	8,170,839

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands, Except Per Share Amounts)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA,” “Adjusted EBITDA,” “Adjusted net income” and “Adjusted diluted net earnings per share”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share should not be considered alternatives to operating income or net income, as the case may be, as an indicator of performance.  In addition, Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP operating income and GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share for the thirteen weeks ended March 29, 2025 and March 30, 2024.

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
	(Unaudited)

GAAP operating income	$6,583	$5,836
Adjustments
Equity compensation	773	635
Adjusted operating income (non-GAAP)	$7,356	$6,471

GAAP net income	$4,186	$3,952
Income tax expense	1,699	1,458
Interest expense, net	651	478
Depreciation of property and equipment	424	287
Amortization of acquired intangible assets	-	45
EBITDA (non-GAAP)	$6,960	$6,220

Adjustments
Loss (gain) on foreign currency transactions	47	(52)
Equity compensation	773	635
Adjusted EBITDA (non-GAAP)	$7,780	$6,803

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis (Continued)

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
	(Unaudited)

GAAP net income	$4,186	$3,952
Adjustments
Loss (gain) on foreign currency transactions	47	(52)
Equity compensation	773	635
Tax impact from normalized rate	(111)	(160)
Adjusted net income (non-GAAP)	$4,895	$4,375

GAAP diluted net earnings per share	$0.54	$0.48
Adjustments
Loss (gain) on foreign currency transactions	0.01	(0.01)
Equity compensation	0.10	0.08
Tax impact from normalized rate	(0.02)	(0.02)
Adjusted diluted net earnings per share (non-GAAP)	$0.63	$0.53

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended March 29, 2025
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$43,283	$32,142	$9,048	$84,473
Cost of services	31,080	25,957	5,458	62,495
Gross profit	$12,203	$6,185	$3,590	$21,978
Gross profit margin	28.2%	19.2%	39.7%	26.0%

	Thirteen Weeks Ended March 30, 2024
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$38,182	$23,505	$10,252	$71,939
Cost of services	27,108	18,003	6,461	51,572
Gross profit	$11,074	$5,502	$3,791	$20,367
Gross profit margin	29.0%	23.4%	37.0%	28.3%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	March 29,	December 28,
	2025	2024
	(Unaudited)
Current assets:
Cash and cash equivalents	$5,181	$4,729
Accounts receivable, net of provision for credit losses of $1,570 at March 29, 2025 and December 28, 2024	68,390	77,960
Transit accounts receivable	7,165	7,315
Prepaid expenses and other current assets	5,240	7,034
Total current assets	85,976	97,038

Property and equipment, net	7,371	7,368

Other assets:
Deposits	233	230
Deferred tax assets, foreign	125	120
Goodwill	22,147	22,147
Operating right of use asset	5,140	5,174
Total other assets	27,645	27,671

Total assets	$120,992	$132,077

Current liabilities:
Accounts payable and accrued expenses	$14,509	$13,369
Transit accounts payable	19,327	23,870
Accrued payroll and related costs	12,581	9,929
Finance lease payable	706	698
Income taxes payable	273	346
Operating right of use liability	1,107	1,046
Contingent consideration from acquisitions	212	212
Deferred revenue	4,519	4,163
Total current liabilities	53,234	53,633

Deferred income taxes, net, domestic	4,526	4,526
Finance lease payable, net of current position	932	1,112
Operating right of use liability, net of current position	4,286	4,355
Borrowings under line of credit	23,414	34,967
Total liabilities	86,392	98,593

Contingencies (note 15)

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,928,284 shares issued and 7,508,593 shares outstanding at March 29, 2025 and 17,838,372 shares issued and 7,602,113 shares outstanding at December 28, 2024	895	890
Additional paid-in capital	118,956	118,845
Accumulated other comprehensive loss	(2,918)	(2,920)
Accumulated deficit	(1,752)	(5,938)
Treasury stock, 10,419,691 shares at March 29, 2025 and
10,236,259 shares at December 28, 2024	(80,581)	(77,393)
Total stockholders’ equity	34,600	33,484

Total liabilities and stockholders’ equity	$120,992	$132,077

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Net income	$4,186	$3,952
Adjustments to reconcile net income to cash used in operating activities	1,459	1,250
Changes in operating assets and liabilities:
Accounts receivable	9,558	(2,802)
Prepaid expenses and other current assets	1,787	120
Net of transit accounts receivable and payable	(4,393)	(219)
Accounts payable and accrued expenses	1,358	1,345
Accrued payroll and related costs	2,665	976
Right of use liabilities	(241)	(304)
Income taxes payable	(71)	451
Deferred revenue	356	1,633
Deposits	(4)	24
Total adjustments	12,474	2,474
Net cash provided by operating activities	$16,660	$6,426

Net cash used in investing activities	(427)	(669)
Net cash used in financing activities	(15,583)	(9,714)
Effect of exchange rate changes on cash and cash equivalents	(198)	(228)
Increase (decrease) in cash and cash equivalents	$452	($4,185)

Common stock repurchase	($3,188)	$ -
Retirement of common shares	($939)	($1,317)